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Exhibit 11

                                                 Omnicare, Inc. and Subsidiary Companies
                                                Computation of Earnings Per Common Share
                                                  (in thousands, except per share data)


                                                                         Three Months Ended                  Nine Months Ended
                                                                             September 30,                      September 30,
                                                                     ---------------------------         --------------------------
                                                                        1997              1996             1997              1996
                                                                     --------           --------         --------          --------
Primary Earnings
  Net Income                                                         $ 10,837           $ 11,813         $ 39,418          $ 30,338
  Other                                                                    (4)                 3               10               (25)
                                                                     --------           --------         --------          --------
  Net income as adjusted                                             $ 10,833           $ 11,816         $ 39,428          $ 30,313
                                                                     ========           ========         ========          ========
  Shares
  Weighted average number of common
     shares outstanding                                                80,785             65,851           79,675            61,582
  Additional shares assuming conversion of
     stock options and stock warrants                                     234              2,105              164             2,148
                                                                     --------           --------         --------          --------
  Average common shares outstanding and
     equivalent as adjusted                                            81,019             67,956           79,839            63,730
                                                                     ========           ========         ========          ========
  Primary earnings per common share                                  $   0.13   *       $   0.17         $   0.49   *      $   0.48
                                                                     ========           ========         ========          ========
Fully Diluted Earnings
  Net income                                                         $ 10,837           $ 11,813         $ 39,418          $ 30,338
  Aftertax interest expense related to 5 3/4%
     convertible subordinated debentures                                   --                713               --             2,266
  Other                                                                    (4)                 3               10               (25)
                                                                     --------           --------         --------          --------
  Net income as adjusted                                             $ 10,833           $ 12,529         $ 39,428          $ 32,579
                                                                     ========           ========         ========          ========
  Shares
  Weighted average number of common
     shares outstanding                                                80,785             65,851           79,675            61,582
  Additional shares assuming conversion of:
     Stock options and stock warrants                                     339              2,105              263             2,148
     Convertible subordinated debentures                                   --             10,347               --            10,693
                                                                     --------           --------         --------          --------
  Average common shares outstanding and
     equivalent as adjusted                                            81,124             78,303           79,938            74,423
                                                                     ========           ========         ========          ========
  Fully diluted earnings per common share                            $   0.13   *       $   0.16         $   0.49   *      $   0.44
                                                                     ========           ========         ========          ========


* The calculations for the three and nine month periods ended September 30, 1997 are submitted in accordance with Regulation S-K
  Item 601(b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 since they result in dilution of less than 3%.


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